Exhibit 99.2

[FORM]

CLEAR CHOICE FINANCIAL, INC.

2005 LONG-TERM EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

This Option Agreement is made and entered into by and between Clear Choice Financial, Inc. (“Company”) and _________________ (“Optionee”), as of the ____ day of ________________, 20__ (“Date of Grant”).

RECITALS

A.           The Board of Directors of the Company (“Board”) has adopted the Clear Choice Financial, Inc. 2005 Long-Term Equity Incentive Plan (formerly known as the Nationwide Financial Solutions, Inc. 2005 Long-Term Equity Incentive Plan) (“Plan”) as an incentive to retain key employees, officers, directors, and consultants of the Company and to enhance the ability of the Company to attract new employees, officers, directors, and consultants whose services are considered unusually valuable by providing an opportunity for them to have a proprietary interest in the success of the Company.

B.           The Board has approved the granting of options to Optionee pursuant to the Plan to provide an incentive to Optionee to focus on the long-term growth of the Company.

In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Optionee agree as follows:

1.            Grant of Option. The Company hereby grants to Optionee the right and option (hereinafter referred to as the “Option”) to purchase an aggregate of ______ shares (such number being subject to adjustment as provided in paragraph 10 hereof and Section 4 of the Plan) of the Common Stock of the Company (the “Stock”) on the terms and conditions herein set forth. This Option may be exercised in whole or in part and from time to time as hereinafter provided. The Option granted under this Agreement is not intended to be an “incentive stock option” as set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.            Vesting of Option. Subject to the provisions set forth in this Agreement and the Plan, the Option shall vest and become exercisable in accordance with the schedule below:

DATE	PERCENTAGE OF OPTION THAT IS EXERCISABLE
First Anniversary of Date of Grant	25%
Second Anniversary of Date of Grant	50%
Third Anniversary of Date of Grant	75%
Fourth Anniversary of Date of Grant	100%

3.            Purchase Price. The price at which Optionee shall be entitled to purchase the Stock covered by the Option shall be $____ per share, which the Committee has determined to be the fair market value as of the Date of Grant.

4.            Term of Option. The Option granted under this Agreement shall expire, unless otherwise exercised, ten years from the Date of Grant, through and including the normal close of business of the Company on ______________ (“Expiration Date”), subject to earlier termination as provided in paragraph 8 hereof.

5.            Exercise of Option. The Option may be exercised by Optionee as to all or any part of the Stock then vested by delivery to the Company of written notice of exercise and payment of the purchase price as provided in paragraphs 6 and 7 hereof.

6.            Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by timely delivery of written notice to the Company or the brokerage firm or firms approved by the company to facilitate exercises and sales under the Plan, which notice shall be effective on the date received by the Company or the brokerage firm or firms (“Effective Date”). The notice shall state Optionee’s election to exercise the Option, the number of shares in respect of which an election to exercise has been made, the method of payment elected (see paragraph 7 hereof), the exact name or names in which the shares will be registered and the Social Security number of Optionee. Such notice shall be signed by Optionee and shall be accompanied by payment of the purchase price of such shares. In the event the Option shall be exercised by a person or persons other than Optionee pursuant to paragraph 8 hereof, such notice shall be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option. All shares delivered by the Company upon exercise of the Option shall be fully paid and nonassessable upon delivery.

7.            Method of Payment for Options. Payment for shares purchased upon the exercise of the Option shall be made by Optionee in cash, previously-acquired Stock held for more than six months or such other method permitted by the Board and communicated to Optionee in writing prior to the date Optionee exercises all or any portion of the Option.

8.	Termination of Employment or Service.

8.1          General. If the Optionee terminates employment or service for any reason other than death, Disability or for Cause, then the Optionee may at any time within 90 days after the effective date of termination of employment or service exercise the Option to the extent that the Optionee was entitled to exercise the Option at the date of termination. The Option shall lapse immediately upon a termination for Cause. In no event shall the Option be exercisable after the Expiration Date.

8.2          Death or Disability of Optionee. In the event of the death or Disability (as that term is defined in the Plan) of Optionee within a period during which the Option, or any part thereof, could have been exercised by Optionee, including 90 days after termination of employment or service (the “Option Period”), the Option shall lapse unless it is exercised within the Option Period and in no event later than 12 months after the date of Optionee’s death or Disability by Optionee or Optionee’s legal representative or representatives in the case of a Disability or, in the case of death, by the person or persons entitled to do so under Optionee’s last will and testament or if Optionee fails to make a testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive such Option under the applicable laws of descent and distribution. An Option may be exercised following the death or Disability of Optionee only if the Option was exercisable by Optionee immediately prior to his death or Disability. In no event shall the Option be exercisable after the Expiration Date. The Board shall have the right to require evidence satisfactory to it of the rights of any person or persons seeking to exercise the Option under this paragraph 8 to exercise the Option.

9.            Nontransferability. The Option granted by this Option Agreement shall be exercisable only during the term of the Option provided in paragraph 4 hereof and, except as provided in paragraph 8 above, only by Optionee during his lifetime and while in the employment or service of the Company. Except as otherwise provided by the Committee, this Option shall not be transferable by Optionee or any other person claiming through Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or such other circumstances as the Committee deems acceptable pursuant to Section 10(e) of the Plan.

10.          Adjustments in Number of Shares and Option Price. In the event of a stock dividend or in the event the Stock shall be changed into or exchanged for a different number or class of shares of stock of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such remaining share of Stock then subject to this Option the number and class of shares of stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to the Option, all as set forth in Section 4 of the Plan.

11.          Delivery of Shares. No shares of Stock shall be delivered upon exercise of the Option until (i) the purchase price shall have been paid in full in the manner herein provided; (ii) applicable taxes required to be withheld have been paid or withheld in full; and (iii) approval of any governmental authority required in connection with the Option, or the issuance of shares thereunder, has been received by the Company.

12.          Definitions; Copy of Plan. To the extent not specifically provided herein, all capitalized terms used in this Option Agreement shall have the same meanings ascribed to them in the Plan. By the execution of this Agreement, Optionee acknowledges receipt of a copy of the Plan.

13.          Administration. This Option Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the majority of the Committee with respect thereto and to this Option Agreement shall be final and binding upon Optionee and the Company. In the event of any conflict between the terms and conditions of this Option Agreement and the Plan, the provisions of the Plan shall control.

14.          Continuation of Employment or Service. This Option Agreement shall not be construed to confer upon Optionee any right to continue in the employment or service of the Company and shall not limit the right of the Company, in its sole discretion, to terminate the employment or service of Optionee at any time.

15.          Obligation to Exercise. Optionee shall have no obligation to exercise any option granted by this Agreement.

16.          Governing Law. This Option Agreement shall be interpreted and administered under the laws of the State of Arizona.

17.          Amendments. This Option Agreement may be amended only by a written agreement executed by the Company and Optionee. The Company and Optionee acknowledge that changes in federal tax laws enacted subsequent to the Date of Grant, and applicable to stock options, may provide for tax benefits to the Company or Optionee. In any such event, the Company and Optionee agree that this Option Agreement may be amended as necessary to secure for the Company and Optionee any benefits that may result from such legislation. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.

IN WITNESS WHEREOF, the Company has caused this Option Agreement to be signed by its duly authorized representative and Optionee has signed this Option Agreement as of the date first written above.

CLEAR CHOICE FINANCIAL, INC.

By:_________________________________

Name:_______________________________

Title:________________________________

ACCEPTED AND AGREED TO:

____________________________________

Optionee

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